Exhibit 15.1

To

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 29, 2015 on our review of interim financial information of Vale S.A. for the six-month periods ended June 30, 2015 and June 30, 2014, which is included in the report on Form 6-K of Vale S.A. furnished to the Securities and Exchange Commission on July 30, 2015, is incorporated by reference in this Registration Statement on Form F-3 of Vale S.A. and Vale Overseas Limited.

Very truly yours,

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes

Rio de Janeiro, Brazil
September 25, 2015